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                                                                   EXHIBIT 23.7

                    CONSENT OF J.P. MORGAN SECURITIES INC.


  We hereby consent to the use of our opinion letter dated February 9, 1996 to the Board of Directors of Federal Paper Board Company, Inc. ("Federal Paper") included as Annex III to the Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed merger of Federal Paper with and into Focus Merger Co., a wholly owned subsidiary of International Paper Company, and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          J.P. MORGAN SECURITIES INC.

                                                    /s/ Robert Sroka
                                          By: _________________________________
                                            Name: Robert Sroka
                                            Title:Managing Director

February 9, 1996